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                                                                   Exhibit 10.12

                  BOARD OF TRADE OF THE CITY OF CHICAGO, INC.

                             EMPLOYMENT AGREEMENT

          THIS AGREEMENT is made as of February 20, 2001 (as amended and supplemented from time to time in accordance with its terms, this "Agreement"), between Board of Trade of the City of Chicago, Inc., a Delaware nonstock corporation, with its principal office at 141 West Jackson Boulevard, Chicago, Illinois 60604 (the "CBOT"), and David J. Vitale ("Executive").

          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Employment. The CBOT shall employ Executive, and Executive hereby agrees to accept employment with the CBOT, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Section 4 hereof (the "Employment Period").

          2.   Position and Duties.

               (a) Subject to the terms of this Agreement, during the Employment Period, Executive shall serve as the President and Chief Executive Officer of the CBOT and shall perform all duties associated with the management and operation of the CBOT and its Subsidiaries (the "Companies"), including the execution of all policies formulated by the board of directors of the CBOT (the "Board"), the selection and hiring of personnel for the various divisions and departments, the training and establishing of duties and responsibilities of supervisory personnel, and improvements in organization, accounting procedures and financial policy for the Companies, in each case subject to the (i) Amended and Restated Certificate of Incorporation of the CBOT, as amended; (ii) Amended and Restated Bylaws of the CBOT, as amended (the "Bylaws"); (iii) Rules and Regulations of the CBOT, as amended; and (iv) the power of the Board to expand or limit such duties, responsibilities, functions and authority and to override actions of officers of the CBOT. It is understood that, without limiting the generality of the foregoing, Executive shall, pursuant to direction from the Board, be responsible for overseeing and directing the implementation of the proposed restructuring of the CBOT pursuant to the restructuring transactions (as the same may be modified from time to time, the "Restructuring Transactions") described in the CBOT's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on January 26, 2001 (as amended from time to time, the "Registration Statement").

               (b) During the Employment Period, Executive shall report to the Board and shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Companies. Executive shall perform his duties, responsibilities and functions to the Companies hereunder to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

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               (c) Notwithstanding anything to the contrary contained herein,
     Executive may serve as a director of National Futures Association and the Futures Industry Association and, subject to the approval of the Board, serve as a director of other corporations that are not Competitors. In addition, the Executive may participate in civic and charitable activities that do not adversely affect his ability to carry out his responsibilities hereunder.

               (d) For purposes of this Agreement, "Subsidiaries" shall mean any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by the CBOT, directly or through one of more Subsidiaries. In addition, for purposes of this Agreement, "Competitor" shall mean any entity, which primarily serves as a: (i) securities exchange or market, (ii) futures exchange or market, (iii) securities or futures transaction execution facility, or (iv) any combination of the foregoing.

          3.   Compensation and Benefits.

               (a) During the Employment Period, Executive's base salary shall be $1,250,000 per annum or such other higher rate as the Board may determine from time to time (as increased, and not decreased, from time to time, the "Base Salary"), which salary shall be payable by the CBOT in regular installments in accordance with the CBOT's general payroll practices for senior executive employees. In addition, during the Employment Period, Executive shall be entitled to participate in all of the CBOT's employee benefit programs for which senior executive employees of the CBOT are generally eligible, and Executive shall be entitled to five
     (5) weeks of paid vacation each year.

               (b) In addition to the Base Salary, Executive shall be entitled to a performance bonus (a "Performance Bonus") for the fiscal year ending December 31, 2001, which shall not be less than $750,000. Thereafter, the Board may, in its sole discretion, award a Performance Bonus to Executive following the end of each subsequent fiscal year during the Employment Period based upon Executive's performance and the CBOT's operating results during such year. Payment of any Performance Bonus determined by the Board shall be made in a single lump sum during the last calendar month of the fiscal year.

               (c) The CBOT will pay Executive retirement benefits determined under the terms of the CBOT's regular qualified retirement plans (the "Qualified Plans"), the non-qualified CBOT Deferred Compensation Plan (the "Deferred Compensation Plan") and such other non-qualified plans or arrangements as the Board may from time to time adopt for the benefit of senior executive employees of the CBOT ("Other Plans" and together with the Deferred Compensation Plan, "Non-Qualified Plans"); provided that, if Executive's Employment Period expires or is terminated (i) (A) on or after February 20, 2005; (B) as a result of the Executive's death or Permanent Disability; (C) by the CBOT without Cause; or (D) by Executive with Good Reason, and (ii) prior to Executive becoming 100% vested in the Qualified Plans and Non-Qualified Plans, then Executive shall receive an additional benefit payable from the Non-Qualified Plans (it being understood that, in the event there does not exist a Non-Qualified Plan on such date, payment shall be made from the general

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     assets of the CBOT) in an amount equal to the amount of Executive's non-
     vested benefits accrued as of the date of termination under the Non-Qualified Plans and the Qualified Plans (without regard to limits under federal law).

               (d) As of the date hereof, the CBOT hereby grants to Executive Equity Appreciation Rights (the "Incentive Award") in accordance with Appendix A to this Agreement.

               (e) Executive shall be eligible for such other perquisites, paid for or reimbursed by the CBOT, that are customary for the chief executive officer and president of a major financial institution, such as club memberships, automobile allowance and reimbursement for financial planning and other professional services. All such perquisites are subject to the approval of the Board or a committee designated by the Board, which approval shall not be unreasonably withheld, and shall not exceed twenty-five thousand dollars ($25,000) in the aggregate for each fiscal year during the Employment Period.

               (f) The CBOT shall reimburse Executive for all reasonable expenses incurred by him during the Employment Period in the course of performing his duties and responsibilities under this Agreement, which are consistent with the CBOT's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the CBOT's requirements with respect to reporting and documentation of such expenses. In addition, the CBOT will reimburse Executive for reasonable legal and other professional services expenses incurred by Executive as a result of negotiating and documenting Executive's employment arrangements with the CBOT as soon as reasonably practicable following receipt of a written bill or invoice for services performed in form reasonably satisfactory to the CBOT.

          4.   Term; Termination.

               (a) Unless extended by the mutual written agreement of the parties or sooner terminated as provided herein, the term of Executive's employment hereunder shall commence on the date hereof and shall end on February 20, 2005.

               (b) Except as otherwise provided in Sections 4(f), 4(i) and 4(j) hereof, the Employment Period, Executive's right to any Base Salary, Performance Bonus and any and all other rights of Executive as an employee of the CBOT may be terminated as follows: (i) upon the death of Executive;
     (ii) upon the Permanent Disability (hereinafter defined) of Executive;
     (iii) by the CBOT at any time for Cause (hereinafter defined) immediately upon notice from the CBOT to Executive, or at such later time as such notice may specify; (iv) by the CBOT at any time without Cause immediately upon notice from the CBOT to Executive, or at such later time as such notice may specify; (v) by Executive for Good Reason (hereinafter defined) immediately upon notice from Executive to the CBOT, or at such later time as such notice may specify; or (vi) by Executive without Good Reason immediately upon notice from Executive to the CBOT, or at such later time as such notice may specify.

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               (c) For purposes of this Agreement, a "Permanent Disability"
     shall be deemed to have occurred upon the first to occur of the following events: (i) if Executive, as a result of a mental or physical condition, injury, sickness or incapacity, has become incapable of satisfactorily (as determined by the Board) discharging the essential functions of Executive's duties for one hundred twenty (120) consecutive days during any period of twelve (12) consecutive months; or (ii) the adjudication of such Executive as an incompetent or disabled person by a court of competent jurisdiction.

               In the event of any dispute regarding the existence of Executive's Permanent Disability hereunder, the matter will be resolved by the determination of a majority of three physicians qualified to practice medicine in Illinois, one to be selected by each of Executive and the CBOT, and the third to be selected by the two designated physicians. For this purpose, Executive will submit to appropriate medical examinations by the doctors making the determination of Permanent Disability under this Section 4(c), and Executive hereby authorizes the disclosure and release to the CBOT of such determination and all supporting medical records, which the CBOT will hold in the strictest confidence. If Executive is not legally competent, Executive's legal guardian or duly authorized attorney-in-fact will act in Executive's stead, under this Section 4(c), for the purposes of submitting Executive to the examinations, and providing the authorization of disclosure, required under this Section 4(c).

               (d) For purposes of this Agreement, "Cause" means: (i) conviction of a felony or a crime involving moral turpitude (other than Limited Vicarious Liability or a routine traffic violation); (ii) Executive's material breach of this Agreement, provided that such breach is not cured within 10 days after delivery to Executive of a notice from the Board requesting cure; (iii) gross negligence or the willful or intentional material misconduct by Executive in the performance of his duties under this Agreement; and (iv) willful or intentional failure by Executive to materially comply (to the best of his ability) with a specific, written direction of the Board that is consistent with normal business practice and not inconsistent with this Agreement and Executive's responsibilities hereunder, provided that such refusal or failure (1) is not cured to the best of Executive's ability within 10 days after the delivery thereof to Executive and (2) is not based on Executive's reasonable good faith belief, as expressed by written notice to the Board given within such 10-day period, that the implementation of such direction of the Board would be unlawful or unethical. For purposes of the preceding sentence, "Limited Vicarious Liability" shall mean any liability which is: (I) based on acts of the CBOT for which Executive is responsible solely as a result of his office(s) with the CBOT and (II) provided that (x) he was not directly involved in such acts and either had no prior knowledge of such intended actions or promptly acted reasonably and in good faith to attempt to prevent the acts causing such liability or (y) he did not have a reasonable basis to believe that a law was being violated by such acts.

               (e) For purposes of this Agreement, "Good Reason" means any of the following: (i) the CBOT's material breach of this Agreement which is not cured within 30 days after written notice thereof to the CBOT by Executive; (ii) the assignment of Executive without his consent to a position, responsibilities, or duties of a materially lesser

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     status or degree of responsibility than his position, responsibilities, or duties which is not cured within 30 days after written notice thereof to the CBOT by Executive; (iii) causing or requiring Executive to report to anyone other than the Board; (iv) the (A) failure of the CBOT to assign this Agreement to a successor to the CBOT or failure of a successor to the CBOT to explicitly assume and agree to be bound by the Agreement and (B) failure of the CBOT or a successor to the CBOT to provide Executive with employment with the successor to the CBOT on substantially similar terms; or (v) requiring Executive to be principally based at any office or location more than fifty (50) miles from the current corporate offices of the CBOT.

               (f) Except as otherwise provided in Sections 4(i) and 4(j) hereof, effective upon the termination of the Employment Period, the CBOT will be obligated to pay Executive only such compensation as is provided in this Section 4(f), and such compensation shall be in lieu of all other amounts and in settlement and complete release of all claims the Executive may have against the Companies.

               (i) If the Employment Period is terminated because of Executive's death, Executive will be entitled to receive his Base Salary payable in accordance with the CBOT's normal payroll practices through the end of the sixth calendar month following the calendar month in which the Employment Period is terminated and any portion of the Incentive Award that is not vested at such time shall immediately vest.

               (ii) If the Employment Period is terminated because of Executive's Permanent Disability, (A) (1) during the first year of such Permanent Disability (but in no event beyond the end of the Employment Period, assuming the Employment Period had not otherwise expired pursuant to the terms of this Agreement), Executive shall be entitled to receive his Base Salary, and (2) during any remaining period of such Permanent Disability (but in no event beyond the end of the Employment Period, assuming the Employment Period had not otherwise expired pursuant to the terms of this Agreement), Executive shall be entitled to receive one half of his Base Salary payable in accordance with the CBOT's normal payroll practices, and (B) any portion of the Incentive Award that is not vested at such time shall immediately vest. Notwithstanding the foregoing provisions of this
          Section 4(f)(ii), the amounts payable to Executive under this Section 4(f)(ii) shall be reduced by any amounts received by Executive with respect to any such Permanent Disability pursuant to any insurance policy, plan or other employee benefit provided to Executive by the CBOT.

               (iii) If the CBOT terminates the Employment Period for Cause or upon expiration of the Employment Period, Executive will be entitled to receive his Base Salary payable in accordance with the CBOT's normal payroll practices through and including the date of termination or the last day of the Employment Period, as the case may be, and any portion of the Incentive Award that has not been exercised prior to such date shall be forfeited unless the Board, in its sole discretion, determines otherwise.

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                    (iv) If the CBOT terminates the Employment Period without
          Cause or if the Executive terminates the Employment Period with Good Reason, Executive will be entitled to receive (A) his Base Salary through the last day of the Employment Period (assuming the Employment Period had not been terminated by either party prior to the expiration of the Employment Period pursuant to Section 4(a) hereof), and (B) if such date of termination occurs prior to payment of the Performance Bonus for fiscal year 2001, $750,000, in each case payable in accordance with the CBOT's normal payroll practices, and any portion of the Incentive Award that is not vested at such time shall immediately vest; provided that any portion of the Incentive Award that is not exercised during the four-year period following the date of termination shall be forfeited; provided further that Executive shall be entitled to receive such compensation and exercise vested portions of the Incentive Award if and only if Executive has complied with and continues to comply with the provisions of Sections 5, 6 and 7 hereof.

                    (v) If Executive terminates the Employment Period without Good Reason, Executive will be entitled to receive his Base Salary through the date of termination, and any portion of the Incentive Award that has not been exercised at such time shall be forfeited

               (g) Executive's accrual of, or participation in plans providing for, the benefits will cease at the effective date of the termination of the Employment Period, and Executive will be entitled to accrued benefits pursuant to such plans only as provided in such plans or as required by law. Except with respect to a termination of the Employment Period by the CBOT for Cause or by the Executive without Good Reason, Executive will be entitled to receive, as part of his termination pay pursuant to Section 4(f) hereof, payment for any vacation, holiday, sick leave, or other leave unused on the date the Employment Period is terminated in accordance with established CBOT policies.

               Notwithstanding the above, the CBOT shall have no obligation to make any payments pursuant to Section 4(f) hereof until and unless Executive executes and delivers to the CBOT an agreement, in form and substance reasonably satisfactory to the CBOT and its counsel, in settlement of and complete release of all claims Executive may have against the CBOT, other than claims arising pursuant to Section 4(f) hereof and such other provisions of this Agreement surviving termination of the Employment Period.

               (h) In the event the Employment Period is terminated by Executive pursuant to Section 4(f)(v) above with less than thirty (30) days advance written notice of same to the CBOT, the parties acknowledge that the CBOT will be damaged thereby, but that such damages will be difficult to calculate. Accordingly, Executive will promptly pay to the CBOT, or allow the CBOT to set off against any monies it may then owe to Executive, as liquidated damages a sum equal to Executive's Base Salary, on the date of termination divided by 360 for each day Executive's notice of termination hereunder is less than thirty (30) days.

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               (i) Notwithstanding anything to the contrary contained herein, in the event the Restructuring Transactions are not completed within twelve
     (12) months of the date of this Agreement (it being understood that such period may be extended by an additional six (6) months if, in the sole and absolute discretion of Executive, reasonably satisfactory progress is being made towards completion of the Restructuring Transactions), within thirty
     (30) days following the end of such period (the "Walk-Away Period"), Executive may terminate the Employment Period and be entitled to receive his Base Salary payable in accordance with the CBOT's normal payroll practices through the earlier of (x) the end of the second full fiscal year following the fiscal year in which the Employment Period is terminated pursuant to this Section 4(i) or (y) the expiration of the Employment
     Period (assuming the Employment period had not otherwise been terminated by the parties prior to the expiration of the Employment Period pursuant to
     Section 4(a) hereof), provided that such payments shall cease if and when Executive becomes employed by or becomes a consultant to a Competitor. For purposes of this Agreement, the Restructuring Transactions shall be deemed to be completed on the date the CBOT is converted from a nonstock, not-for-profit corporation into a stock, for-profit corporation, as described in the Registration Statement). Notwithstanding the foregoing, such payments shall not cease if Executive becomes a member of the board of directors of any organization that is not a Competitor. In the event of termination of the Employment Period under this paragraph by Executive, any portion of the Incentive Award that has not been exercised prior to the beginning of the Walk-Away Period shall be forfeited.

               (j) Notwithstanding anything to the contrary contained herein, in the event a Change of Control (hereinafter defined) occurs, (i) Executive or the CBOT may terminate the Employment Period and the Executive shall be entitled to receive his Base Salary payable in accordance with the CBOT's normal payable in accordance with the CBOT's normal payroll practices through the earlier of (A) the end of the second full fiscal year following the fiscal year in which the Employment Period is terminated pursuant to this Section 4(j) or (B) the end of the Employment Period pursuant to the terms of this Agreement and (ii) all outstanding Incentive Awards shall become vested immediately prior to consummation of the transactions giving rise to the Change of Control.

                    If, due to the benefits provided under this Section 4(j), Executive becomes subject to any excise tax due to the characterization of any amount payable hereunder as an excess parachute payment pursuant to Sections 280G and 4999 of the Internal Revenue Code, the Company will pay Executive a special bonus (the "Gross-up Bonus") in an amount such that the net amount realizable by Executive after payment of all benefits under this
     Section 4(j), including the Gross-up Bonus, is the same as if Executive were not subject to such excise tax.

                    For purposes of the Agreement, the term "Change in Control" means the occurrence, of the events described in any of subsections (i),
     (ii), or (iii) below:

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               (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any equity or other interest in the CBOT entitled to vote generally in the election of directors ("CBOT Voting Interests") if, immediately after such acquisition, such Person beneficially owns fifty percent (50%) or more of the combined voting power of the outstanding CBOT Voting Interests. The foregoing provisions of this subsection (i) shall be subject to the following:

                    (A) The following shall not constitute a "Change of Control"
               (I) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the CBOT or any entity controlled by the CBOT (an "Employer Plan"); (II) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities; or (III) any acquisition by any Person pursuant to a transaction which complies with subsections
               (ii)(A) and (ii)(B) of this definition.

                    (B) For purposes of the foregoing provisions of this
               subsection (i), the following shall not be deemed to constitute an "acquisition" by any Person: (I) any acquisition directly from the CBOT (excluding any acquisition resulting from the exercise of an exercise, conversion, or exchange privilege unless the security being so exercised, converted, or exchanged was acquired directly from the CBOT); and (II) any acquisition by the Companies of CBOT Voting Interests.

               (ii) Consummation of (I) a reorganization, merger, consolidation, or other business combination involving the CBOT or (II) the sale or other disposition of more than fifty percent (50%) of the operating assets of the CBOT (determined on a consolidated basis), other than in connection with a sale-leaseback or other arrangement resulting in the continued utilization of such assets (or the operating products of such assets) by the CBOT (any transaction described in part (I) or (II) being referred to as a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which each of subsections (A) and (B) below are applicable:

                    (A) All or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding CBOT Voting Interests immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the ultimate parent entity resulting from such Corporate Transaction (including, without limitation, an entity which, as a result of such transaction, owns the CBOT or all or substantially all of the assets of the CBOT either directly or through one or more subsidiaries) (the "Resulting Entity") in substantially the same

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               proportions as their ownership, immediately prior to such
               Corporate Transaction, of the outstanding CBOT Voting Interests, as the case may be.

               For purposes of this Clause (A), when determining whether the beneficial owners of CBOT Voting Interests prior to the Corporate Transaction beneficially own fifty percent (50%) or more of the combined voting power of the Resulting Entity, any interest in the Resulting Entity that is held prior to, or received in connection with, the Corporate Transaction solely as a result of the beneficial ownership of an entity other than the Companies by the beneficial owners of CBOT Voting Interests shall be disregarded.

                    (B) No Person (other than the CBOT, any Employer Plan or
               related trust, the Resulting Entity or any entity controlled by the Resulting Entity, and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, fifty percent (50%) or more of the outstanding CBOT Voting Interests) will beneficially own, directly or indirectly, fifty percent (50%) or more of the then combined voting power of the then outstanding voting interests of the Resulting Entity.

               (iii) Approval by the members or shareholders of the CBOT of a plan of complete liquidation or dissolution of the CBOT.

               Notwithstanding the foregoing, it is expressly understood and agreed by the CBOT and Executive that a restructuring of the CBOT pursuant to or in connection with the Restructuring Transactions shall not constitute a Change of Control.

          5. Confidential Information. Executive acknowledges that the information, observations and data (including trade secrets) obtained by him while employed by the CBOT and concerning the business or affairs of the Companies ("Confidential Information") are the property of the CBOT. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the Confidential Information becomes generally known to and available for use by the public other than as a result of Executive's acts or omissions. Executive shall deliver to the CBOT at the termination or expiration of the Employment Period, or at any other time the CBOT may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) embodying or relating to the Confidential Information, Work Product (as defined below) or the business of the CBOT, which he may then possess or have under his control.

          6. Inventions and Patents. Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Companies actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the CBOT ("Work Product") belong to the CBOT. Executive shall promptly disclose such Work Product to the Board and, at the

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CBOT's expense, perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

          In accordance with Section 2872 of the Illinois Employee Patent Act, Ill. Rev. Stat. Chap. 140, (S) 301 et seq. (1983), Executive is hereby advised that this Section 6 regarding the CBOT's ownership of Work Product does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Companies was used and which was developed entirely on Executive's own time, unless (i) the invention relates to the business of the Companies' or to the Companies' actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by Executive for the Companies.

          7.   Non-Compete, Non-Solicitation.

               (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the CBOT he shall become familiar with the Companies' trade secrets and with other Confidential Information concerning the Companies and that his services shall be of special, unique and extraordinary value to the CBOT. Therefore, Executive agrees that, (i) during the Employment Period and (ii) in the event the Employment Period is terminated by either party (which shall not include the expiration of the Employment Period pursuant to Section 4(a) hereof), for one year thereafter (the "Noncompete Period"), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business with a Competitor. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

               (b) During the Noncompete Period, Executive shall not directly or indirectly through another person or entity (i) induce or attempt to induce any employee of the Companies to leave the employ of the Companies, or in any way interfere with the relationship between the Companies and any employee thereof, (ii) hire any person who was an employee of the Companies at any time during the Noncompete Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Companies to cease doing business with the Companies, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Companies.

               (c) During the Noncompete Period and at any time thereafter, neither Executive nor the CBOT will directly or indirectly through another person or entity make any negative or disparaging statements or communications regarding Executive or the Companies; provided that the CBOT will be permitted to make any disclosures with respect to a termination of Executive's Employment Period for Cause required by applicable law, including, but not limited to, disclosures required by the Commodity Exchange Act, as

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     amended, the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended, and related regulations.

               (d) If, at the time of enforcement of this Section 7, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive acknowledges that the restrictions contained in this Section 7 are reasonable and that he has reviewed the provisions of this Agreement with his legal counsel.

               (e) In the event of the breach or a threatened breach by Executive of any of the provisions of this Section 7, the CBOT, in addition and supplementary to other rights and remedies existing in its favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of this Section 7, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

          8. Executive's Representations. (a) Executive hereby represents and warrants to the CBOT that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the CBOT, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

               (b) Executive hereby further represents and warrants to the CBOT that (i) he is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act) and has knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of the Incentive Award and has the capacity to protect his own interests in connection with the proposed Incentive Award and (ii) he has had an opportunity to review, consider and ask questions concerning any and all documents and other information relating to the CBOT and the Incentive Award, including, but not limited to, the Registration Statement.

          9. Defense of Claims and Indemnity. (a) During the Employment Period, and continuing after the termination of the Employment Period for a period of three (3) years, Executive shall reasonably cooperate with the CBOT at its request in the defense or prosecution of any claim that may be made by or against the Companies. Such cooperation shall include, without limitation, serving as a witness at trial or hearing, being deposed, and preparation for same or otherwise cooperating with the CBOT as determined to be necessary by the CBOT at its sole discretion, for the defense or prosecution of a claim. For the period after Executive terminates the Employment Period, the CBOT shall reimburse Executive for all reasonable expenses in connection therewith, including travel expenses, and shall compensate him at a daily rate equal to his Base Salary on the date the Employment Period terminated, divided by 260, with days used for preparation, travel and other related matters being included for purposes of determining the compensation due to Executive. Less than full days shall be paid for by the hour, determined by dividing the daily rate by eight. To the extent reasonably practicable, the CBOT shall provide Executive with notice at least ten (10) days prior to the date on which any such travel is required.

               (b) Executive shall be indemnified by the CBOT against liability as an officer of the CBOT as, and to the extent, provided for in the Bylaws, provided that Executive's right to indemnification shall not, in any event, result in a benefit to Executive that is less than provided by the Bylaws in effect on the date of this Agreement.

          10. Trading Prohibition. The trading prohibitions contained in the CBOT's Personnel Policies and Procedures Manual shall apply to Executive during the Employment Period.

          11. Survival; Independent Provisions. Sections 4, 5, 6, 7, 8 and 9 shall survive and continue in full force in accordance with their terms notwithstanding the expiration or termination of the Employment Period. Executive's covenants in Sections 5, 6, 7, 8 and 9 are independent covenants and the existence of any claim by Executive against any of the Companies under this Agreement or otherwise will not excuse Executive's breach of any covenant in Sections 5, 6, 7, 8 and 9.

          12. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

          Notices to Executive:
          --------------------

          David J. Vitale
          President and Chief Executive Officer
          Board of Trade of the City of Chicago, Inc.
          141 West Jackson Boulevard
          Chicago, Illinois 60604

          With a copy to:
          --------------

          Robert J. Stucker, Esq.
          Vedder, Price, Kaufman & Kammholz
          222 North LaSalle Street
          Chicago, Illinois 60601

          Notices to the CBOT:
          -------------------

          Carol A. Burke, Esq.
          Executive Vice President and General Counsel
          Board of Trade of the City of Chicago
          141 West Jackson Boulevard
          Chicago, Illinois 60604

          With a copy to:
          --------------

          John H. Stassen, P.C.
          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois 60601

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

          13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          14. Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          15. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

          16. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          17. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the CBOT and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his duties or obligations hereunder without the prior written consent of the CBOT.

          18. Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          19. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the CBOT (as approved by the Board) and Executive, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.


                                *    *    *    *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                              BOARD OF TRADE OF THE CITY OF
                              CHICAGO, INC.

                              /s/ Nickolas J. Neubauer
                              ------------------------------------
                              By:   Nickolas J. Neubauer
                              Its:  Chairman of the Board


                              /s/ David J. Vitale
                              ------------------------------------
                              DAVID J. VITALE

                                  APPENDIX A

                                 INTRODUCTION

          Simultaneously with the execution of this Agreement, the CBOT is granting to Executive equity appreciation rights, which may reward Executive for appreciation in the value of memberships in the CBOT prior to completion of the Restructuring Transactions and for appreciation in the value of the CBOT's Class A common stock and Class B common stock if and when the CBOT completes the Restructuring Transactions (the "Appreciation Rights").

                         GRANT OF APPRECIATION RIGHTS

          The CBOT hereby grants to Executive, on the terms and conditions stated below, Appreciation Rights, which shall be represented by appreciation units ("Appreciation Units") with the class of Appreciation Right, number of Appreciation Units per class and grant value per Appreciation Unit ("Grant Value") set forth below. Each Appreciation Unit shall represent the value of the class of Membership (prior to completion of the Restructuring Transactions) or the value of the basket of Class A common stock and Class B common stock (following completion of the Restructuring Transactions) indicated below (collectively, "Covered Equity").

--------------------------------------------------------------------------------------------------
         EQUITY APPRECIATION RIGHTS                            COVERED EQUITY
--------------------------------------------------------------------------------------------------
Class of         Number of       Grant          Membership     Class A Common     Class B Common
Appreciation    Appreciation     Value        Equivalent Per  Stock Equivalent   Stock Equivalent
Unit               Units        Per Unit           Unit         Per Unit/1/          Per Unit
--------------------------------------------------------------------------------------------------
A-1A                 25          $400,000        1 Full        A-1 Conversion        1 Share
                                               Membership          Shares           Series B-1
--------------------------------------------------------------------------------------------------
A-1B                 10          $600,000        1 Full        A-1 Conversion        1 Share
                                               Membership          Shares           Series B-1
--------------------------------------------------------------------------------------------------
A-2                  10          $ 80,000     1 Associate      A-2 Conversion        1 Share
                                               Membership          Shares           Series B-2
--------------------------------------------------------------------------------------------------
A-4                   5          $ 10,000        1 IDEM        A-4 Conversion        1 Share
                                               Membership          Shares           Series B-4
--------------------------------------------------------------------------------------------------
A-5                   5          $ 20,000        1 COM         A-5 Conversion        1 Share
                                               Membership          Shares           Series B-5
--------------------------------------------------------------------------------------------------

_______________________

     /1/ A-1 Conversion Shares shall mean the number of shares of Class A common stock received with respect to one Full Membership as a result of completion of the Restructuring Transactions; A-2 Conversion Shares shall mean the number of shares of Class A common stock received with respect to one Associate Membership as a result of completion of the Restructuring Transactions; A-4 Conversion Shares shall mean the number of shares of Class A common stock received with respect to one IDEM Membership as a result of completion of the Restructuring Transactions; and A-5 Conversion Shares shall mean the number shares of Class A common stock received with respect to one COM Membership as a result of completion of the Restructuring Transactions.

          Each Appreciation Unit shall represent the right to receive the excess of the Fair Market Value of the Covered Equity with respect to such Appreciation Unit on the date on which such Appreciation Unit is exercised pursuant the terms herein over the Grant Value for such Appreciation Unit, in each case subject to adjustment pursuant the terms herein (such amount is referred herein as the "Spread").

          For purposes hereof, the "Fair Market Value" of a class of Membership in the CBOT prior to completion of the Restructuring Transactions, or one share of Class B common stock of the CBOT following completion of the Restructuring Transactions, shall be determined by computing the average sale price for a particular class of Membership (e.g., Full Membership, Associate Membership, IDEM Membership or COM Membership) or series of Class B common stock (e.g., Series B-1, Series B-2, Series B-4 or Series B-5), as the case may be, during the ninety (90) calendar days prior to the date of exercise. The "Fair Market Value" of the Class A common stock following completion of the Restructuring Transactions shall be determined by computing the average sales price for the Class A common stock during the ninety (90) calendar days prior to the date of exercise.

                         EQUITY AFFECTED; ADJUSTMENTS

          The Covered Equity and Grant Value with respect to each Appreciation Unit granted hereunder shall be proportionately adjusted for any increase or decrease in the number of Memberships as a result of a dividend, reclassification, recapitalization, reorganization or other distribution prior to completion of the Restructuring Transactions or any increase or decrease in the number of issued and outstanding shares of Class A common stock or Class B common stock as a result of a dividend, reclassification, recapitalization, reorganization or other distribution following completion of the Restructuring Transactions.

          This grant of Appreciation Units shall not affect in any way the right or power of the CBOT to pay dividends or to make adjustments, reclassifications, reorganizations, or other changes of its capital or business structure or to merge, consolidate, or dissolve, or to liquidate, sell, or transfer all or any part of its business or assets.

                               VESTING SCHEDULE

          Except as otherwise provided for in Section 4(f), (i) and (j) of this Agreement, the right to exercise the Appreciation Units granted hereunder shall vest over a four-year period, in accordance with the schedule set forth below.

------------------------------------------------------------------------------------------------
                                    Number of Applicable Appreciation Units Vested
                      --------------------------------------------------------------------------
Class of
Appreciation Unit      February 20, 2002  February 20, 2003  February 20, 2004  February 20, 2005
------------------------------------------------------------------------------------------------
A-1A                      10 Units            5 Units            5 Units            5 Units
------------------------------------------------------------------------------------------------
A-1B                       4 Units            2 Units            2 Units            2 Units
------------------------------------------------------------------------------------------------
A-2                        4 Units            2 Units            2 Units            2 Units
------------------------------------------------------------------------------------------------
A-4                        2 Units            1 Unit             1 Unit             1 Unit
------------------------------------------------------------------------------------------------
A-5                        2 Units            1 Unit             1 Unit             1 Unit
------------------------------------------------------------------------------------------------

                  PAYMENT UPON EXERCISE OF APPRECIATION UNITS

          Upon the exercise of an Appreciation Unit prior to completion of the Restructuring Transactions, the CBOT shall deliver to Executive an amount equivalent to the Spread in cash within 30 days thereof. Upon the exercise of an Appreciation Unit following completion of the Restructuring Transactions, the CBOT shall deliver to Executive an amount equivalent to the Spread in cash, Class A common stock, or partly in cash and partly in Class A common stock, and insofar as payment is made in the form of Class A common stock, the amount of the payment shall be based on Fair Market Value of a share of Class A common stock on the date of exercise. The Board or a committee designated by the Board shall have the sole discretion to determine the form in which payment is to be made on the exercise of an Appreciation Unit; provided, however, that the proportion of the payment made with Class A common stock in connection with any exercise of one or more Appreciation Units shall not exceed two-thirds (2/3rds) of the total payment. No fractional shares of common stock shall be issued, and no payments shall be made in lieu of fractional shares.

                  EFFECT OF TERMINATION OF EMPLOYMENT PERIOD

          In the event of termination of Executive's Employment Period, the Appreciation Units granted herein shall vest or terminate in accordance with Sections 4(f), (i) and (j) of this Agreement.

                    METHOD OF EXERCISING APPRECIATION UNITS

          The Appreciation Units granted herein may be exercised by the Executive to the extent that the right to exercise has then vested pursuant to the terms hereof by giving written notice of exercise to the CBOT specifying the number and class of Appreciation Units to be exercised and accompanied by the Withholding Reimbursement (hereinafter defined), if applicable.

               RIGHTS AND PRIVILEGES AS A MEMBER OR STOCKHOLDER

          Neither Executive nor any person claiming under or through Executive shall be or have any of the rights or privileges of a member or stockholder of the CBOT in respect of any of the Appreciation Units, unless and until an Appreciation Right has vested, been exercised and, if applicable, certificates representing shares of Class A common stock have been issued and delivered to the him or her.

                     TRANSFERABILITY OF APPRECIATION UNITS

          Except as otherwise provided herein, the rights and privileges conferred by this grant of Appreciation Units shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, or similar process. Any attempt to transfer, assign, pledge, or otherwise dispose of the rights and privileges, contrary to the provisions herein, or on any attempted sale under any execution, attachment, or similar process on the rights and privileges, the rights and privileges shall immediately become null and void.

                   TERMINATION OF EQUITY APPRECIATION RIGHTS

          Each Appreciation Unit and all rights and obligations thereunder shall terminate on the tenth anniversary of their grant or as earlier provided for pursuant to Sections 4(f), (i) and (j) of this Agreement.

                        COMPLIANCE WITH SECURITIES LAWS

          The Appreciation Units granted herein are subject to the requirement that, if at any time the Board or a committee designated by the Board shall determine, in its sole discretion, that the listing, registration, or qualification of the Appreciation Units or the shares of Class A common stock subject to the Appreciation Units on any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the Appreciation Units or the issuance of shares of Class A common stock in connection with the granting of the Appreciation Units, such Appreciation Units may not be exercised or paid in whole or in part unless the listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions not acceptable to the Board or a committee designated by the Board.

                   EMPLOYMENT RIGHTS NOT CONFERRED BY GRANT

          Nothing in this grant of Appreciation Units shall be construed as giving Executive the right to be retained as an employee of the CBOT or as impairing the rights of the CBOT to terminate his service pursuant to the terms of this Agreement.

              PAYMENT OF TAXES ON EXERCISE OF APPRECIATION UNITS

          Whenever shares of Class A common stock are to be issued to Executive in satisfaction or payment of the Spread in connection with the exercise of Appreciation Units granted hereunder, the CBOT shall have the right to require Executive to remit to the CBOT an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for the shares of Class A common stock (a "Withholding Reimbursement"). Whenever payments are to be made in cash, the payments shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.